Exhibit 99.4

Amcor plc

Unaudited Pro Forma Condensed Combined Statement of Income

On June 11, 2019, Amcor plc (“Amcor”, “Amcor Limited”, “Company”) completed the acquisition of 100% of the outstanding shares of Bemis Company, Inc (“Bemis”), a global manufacturer of flexible packaging products based in the United States (“the Transaction”). Pursuant to the Transaction Agreement, dated as of August 6, 2018, each outstanding share of Bemis common stock that was issued and outstanding upon completion of the transaction was converted into the right to receive 5.1 ordinary shares of the Company traded on the NYSE.

The Unaudited Pro Forma Condensed Combined Statement of Income has been prepared using the purchase method of accounting, Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations,” with Amcor treated as the acquirer, and Article 11 of Regulation S-X, as defined by the Securities and Exchange Commission (the “SEC”), as if the transaction had been completed on July 1, 2018. An unaudited pro forma condensed combined balance sheet is not presented because the transaction was completed prior to June 30, 2019 and Bemis is fully reflected in the audited balance sheet as of such date included in our Annual Report on Form 10-K.

Amcor and Bemis have different fiscal years. The unaudited pro forma condensed combined statement of income is developed from (a) the audited consolidated financial statements of Amcor contained in our Annual Report on Form 10-K for the annual fiscal period ended June 30, 2019 and (b) deriving the condensed consolidated income statement of Bemis for the period July 1, 2018 through June 10, 2019 by subtracting the historical unaudited condensed consolidated statement of income for the six months ended June 30, 2018 appearing in Bemis Quarterly Report on Form 10-Q for the period ended June 30, 2018 filed with the SEC on July 27, 2018 from the audited consolidated statement of income for the fiscal year ended December 31, 2018 appearing in Bemis’ Annual Report on Form 10-K filed with the SEC on February 15, 2019 and adding the Bemis unaudited consolidated financial information from their accounting records for the period from January 1, 2019 through June 10, 2019.

Under accounting for business combinations, the assets and liabilities of Bemis have been recorded at their respective preliminary fair values as of the date of the acquisition, June 11, 2019, using the latest information available through the second quarter of fiscal year 2020. During the measurement period, we will continue to obtain information to assist us in determining the fair value of the net tangible and intangible assets acquired and liabilities assumed, which may differ materially from these preliminary estimates.

The Unaudited Pro Forma Condensed Combined Statement of Income has been prepared to reflect adjustments to Amcor’s historical consolidated financial information that are (i) directly attributable to the acquisition of Bemis, (ii) factually supportable and (iii) expected to have a continuing impact on our results.

The Unaudited Pro Forma Condensed Combined Statement of Income has been prepared for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of Amcor would have been had the Bemis acquisition occurred on the date assumed. In addition, the financial information is not indicative of future results or current financial conditions and does not reflect any anticipated synergies, operating efficiencies, cost savings or integration costs that may result from the transaction. The financial information should be read in conjunction with historical financial statements and accompanying notes filed with the SEC.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended June 30, 2019

($ in millions and shares in millions, except per share data)	Amcor Historical	Bemis Historical	EC and US Remedies (2)	Pro Forma Adjustments		New Amcor Pro Forma Combined
Net sales	9,458.2	3,798.2	(284.1)	-		12,972.3
Cost of sales	(7,659.1)	(3,182.4)	219.5	32.7	3a	(10,589.3)
Gross profit	1,799.1	615.8	(64.6)	32.7		2,383.0
S,G&A	(999.0)	(179.1)	14.4	(54.1	) 3b	(1,217.8)
Research and development	(64.0)	(35.6)	3.0	-		(96.6)
Restructuring and other costs	(130.8)	(156.3)	-	43.0	3b	(244.1)
Other income, net	186.4	37.5	0.9	(123.5	) 3b	101.3
Operating income	791.7	282.3	(46.3)	(101.9)		925.8
Interest income	16.8	1.9	-	-		18.7
Interest expense	(207.9)	(71.2)	0.2	-		(278.9)
Other non-operating income (loss), net	3.5	2.6	0.1	-		6.2
Income from continuing operations before income taxes and equity in income (loss) of affiliated companies	604.1	215.6	(46.0)	(101.9)		671.8
Income tax (expense) benefit	(171.5)	(64.4)	8.1	70.6	3c	(157.2)
Equity in income of affiliated companies	4.1	-	-	-		4.1
Net income (loss) from continuing operations	436.7	151.2	(37.9)	(31.3)		518.7
Net income attributable to non-controlling interests	(7.2)	-	-	-		(7.2)
Net income attributable to Amcor plc	429.5	151.2	(37.9)	(31.3)		511.5

Earnings per share attributable to income from continuing operations:
Basic	0.371	0.324				0.315
Diluted	0.370	0.323				0.314
Weighted average number of shares outstanding:
Basic	1,157.1	467.4				1,624.5
Diluted	1,159.6	468.4				1,628.0

Notes to Unaudited Pro Forma Condensed Combined Statement of Income

1. Basis of Presentation

The Unaudited Pro Forma Condensed Combined Statement of Income is based on the historical consolidated financial statements of Amcor and the historical consolidated financial statements and historical accounting records of Bemis and has been prepared to reflect the Transaction. The Unaudited Pro Forma Condensed Combined Statement of Income assumes the Transaction was completed on July 1, 2018.

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to give effect to items that are directly attributable to the Transaction, factually supportable and are expected to have a continuing impact on the results of operations of Amcor. The Unaudited Pro Forma Condensed Combined Statement of Income does not reflect the cost of integration activities or any synergy benefits from the Transaction that may be incurred or realised in the future.

The Transaction has been accounted for as a business combination in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) under ASC 805. ASC 805 requires as the first step in the application of acquisition accounting for one of the combining entities to be identified as the acquirer. Amcor is the acquiring entity for accounting purposes.

2. Remedy Adjustments

Closing of the Transaction was conditional upon the receipt of regulatory approvals, approval by both Amcor and Bemis shareholders, and satisfaction of other customary conditions. To satisfy certain regulatory approvals, the Company was required to divest three of Bemis' medical packaging facilities located in the United Kingdom and Ireland ("EC Remedy") and three Amcor medical packaging facilities in the United States ("U.S. Remedy"). The Unaudited Pro Forma Condensed Statement of Income has been adjusted to exclude the EC Remedy and U.S. Remedy businesses.

3.    Pro Forma Adjustments

(a)	Cost of sales has been adjusted to reflect a reduction in the depreciation expense following the adjustment of historical property, plant and equipment to a lower preliminary fair value and to reverse the one-time amortisation impact of the inventory fair value uplift.
(b)	S,G&A has been adjusted to reflect the reversal of the non-recurring transaction cost partially offset by the net increase in the amortization expense following the recognition of additional intangible assets mainly for customer relationships, technology and other intangibles. Restructuring and other costs has been adjusted to reverse the non-recurring transaction costs included in the Bemis historical financials while other income, net, has excluded the gain on sale of the U.S. Remedy assets, partially offset by transaction costs.
(c)	Income tax expense has been adjusted to reflect the tax impact on the various adjustments from items (a) and (b) above.

In addition, Amcor and Bemis are not aware of any significant intercompany transactions between Amcor and Bemis during the period prior to June 11, 2019. Intercompany transactions post June 11, 2019 have been fully eliminated within the Amcor historical financial information.